                     TRAILMONT PURCHASE AND SALE AGREEMENT
                     -------------------------------------

          This Purchase and Sale Agreement (this "Agreement") is entered into this 10th day of November, 1995, by and between Trailmont MHP, Ltd., a California limited partnership, ("Seller") and Windsor Park Properties 3, A California Limited Partnership, and Windsor Park Properties 4, A California Limited Partnership, and/or Permitted Assigns ("Buyer"):

                                   RECITALS

     A. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's right, title and interest in and to the following (the "Property"):

          1. That real property, including improvements thereon, commonly known as Trailmont Mobile Home Park, containing One Hundred Thirty-One (131) mobile home lots plus approximately fourteen (14) acres of land, located at 1331 Dickerson Pike, Nashville, Tennessee, as legally described on Exhibit "A" attached hereto (the "Real Property");

          2. That personal property located on the Real Property and used in connection with the operation thereof (the "Personal Property");

          3. Seller's interest under the leases ("Leases") with tenants ("Tenants") and other contracts ("Contracts") pertaining to the Real Property; and

          4. Seller's interest in the name ("Trailmont") and other rights appurtenant to the Real Property (the "Intangible Property").

     B. Purchase and sale of the Property by Seller to Buyer will be on the terms and conditions set forth in this Agreement.


                              TERMS AND CONDITIONS
                              --------------------

     NOW, THEREFORE, the Seller and Buyer agree as follows:

          1.  PURCHASE.  Seller agrees to sell, and Buyer agrees to purchase,
              --------
     the Property on the terms and conditions set forth herein.

          2.  PURCHASE PRICE.  The Purchase Price payable by Buyer to Seller for
              --------------
     the Property (the "Purchase Price") shall be Two Million Thirty Thousand And No/100 Dollars ($2,030,000.00), payable in cash or other immediately available funds as follows:

              A. Twenty-Five Thousand And No/100 Dollar ($25,000.00) earnest money deposit (the "Earnest Deposit") to be deposited by Buyer in an escrow (the "Escrow") established with Lawyers Title Insurance Corporation ("Escrow Holder"), upon and as a condition to formation of this Agreement (with the date of such establishment being "Opening of Escrow"), with interest thereon to accrue to the benefit of Buyer.

              B. The remainder, including application of the Earnest Deposit, of the Purchase Price to be payable at Closing (as herein defined), which Buyer anticipates will be through new financing to be obtained by Buyer. Seller shall, at or prior to Closing, pay off any existing financing on the Property (including prepayment penalties), and be entitled to the benefit of any discount from such payoff.

          3.  CLOSING.  Closing of this transaction ("Closing") shall occur on
              -------
     January 3, 1996, at the offices of Escrow Holder, or at such other time and place as shall be mutually agreed upon in writing by Seller and Buyer.

          4.  PROPERTY MATERIALS.  To the extent not previously delivered by
              ------------------
     Seller to Buyer, Seller shall deliver to Buyer (or make available for Buyer's review at the Real Property), within five (5) following Opening of Escrow, copies of the following materials pertaining to the Property, but
                                                                           ---
     only to the extent within the control of Seller (the "Property Materials"):
     ----

              A. Current rent roll listing, for each mobile home lot, the amount of lot rent presently being collected by Seller, date such rent has been paid through, the amount of deposits retained by Seller, delinquency status, and any rent concession granted to lot residents (a "Rent Roll").

              B. Each Tenant's applications and Lease stating all economic terms and any material changes.

              C.  List of the Personal Property.

              D. Any reports directly under Seller's control which relate to termite, health, plumbing, gas or electrical inspections conducted in the last two (2) years.

              E. Books, records and income/expense statements for the last three complete, and for the current, fiscal years of Seller, including the month immediately preceding Opening of Escrow.

              F.  Statements of occupancy for calendar years 1989 through 1994.

              G.  Sewer, water, trash, gas, electric and other utility bills
          (by month) for the twenty-four (24) months prior to Opening of Escrow.

              H. Real property tax statements for the prior three (3) tax years.

              I. Any notices received by Seller from governmental authorities within twenty-four (24) months prior to Opening of Escrow.

              J.  Current and outstanding licenses, permits and certificates.

              K. Utility drawings, water/sewage system engineering and specifications, and inspection reports.

              L.  All maintenance, service or other contracts.

              M.  Schedule of Seller's insurance.

              N. Summary of present Seller's employee payroll, including benefits provided (rent, insurance, utilities, etc.).

              O. Repair and maintenance bills over Five Hundred And No/100 Dollars ($500.00) each for the twenty-four (24) month period prior to Opening of Escrow.

              P.   Plans, specifications, land surveys and soils reports.

              Q. Notification of Lease rent increases for the five (5) years prior to Opening of Escrow.

              R.  Community rules and regulations.

          5.  CONDITIONS.  Buyer's obligations under this Agreement shall be
              ----------
     conditioned upon Buyer's approval of the following matters (the "Feasibility Matters"), as evidenced by written notice to Seller and Escrow Holder received on or before December 11, 1995 at 5:00 p.m., Pacific Standard Time (the "Approval Date"), with failure of Seller and Escrow Holder to timely receive such approval notice to be deemed Buyer's disapproval of the Feasibility Matters:

              A.  Property Materials.

              B. Title Insurance Commitment, including copies of exception documents (the "Title Commitment"), from Lawyers Title Insurance Corporation ("Title Insurer"), with the exceptions therein referred to herein as "Permitted Exceptions."

              C.  Inspection of the Property.

              D.  Acquisition approval by The Windsor Corporation.

              E. All other aspects of the Property, including but not limited to physical condition, appraisal, engineering, soils, water line status, termite status, value, financing, environmental conditions and other matters.

     In the event Buyer disapproves, or is deemed to have disapproved, any of the Feasibility Matters, this Agreement shall be deemed terminated, the Earnest Deposit (including interest thereon) shall be returned to Buyer, and neither Seller nor Buyer shall have any further right or obligation as to the other except as expressly provided herein. Upon Buyer's approval or deemed approval of the Feasibility Matters, the Earnest Deposit shall thereafter be non-refundable to Buyer, except in event of Seller's default.

          6.  INSPECTION.  Buyer or its designated agents shall have the right
              ----------
     to inspect the Property at any time following Opening of Escrow and Closing; provided, that: (a) Buyer provides Seller reasonable advance notice thereof; (b) such inspection is conducted in a manner which does not unreasonably interfere with the Property and the Tenants thereof; (C) Buyer shall promptly advise Seller (including copies of any tests) of results of any physical, survey, soils, environmental or similar tests conducted with respect to the Property; and (d) Buyer shall defend (with counsel acceptable to Seller), indemnify and hold Seller harmless for, from and against any and all damages caused by Buyer or Buyer's agents (including costs and attorneys' fees), which obligation of Buyer shall survive Closing or any termination of this Agreement (the "Inspection Indemnity").

          7.  SELLER REPRESENTATIONS.  Seller represents and warrants to Buyer
              ----------------------
     that:

              A. To Seller's actual knowledge, no third party has a legal or equitable interest in five (5) or more of the mobile homes located on the Real Property.

              B. Seller has not received notice of any uncured violation of any applicable restrictive covenants or governmental laws, codes or regulations applicable to the

          Property.

              C. Seller has received no notice of, and to Seller's actual knowledge there are no, threatened or pending legal proceedings, administrative proceedings, rulings or other findings of any governmental agency that may adversely affect the Property or require any material repair, maintenance, improvement or alteration to be performed on the Property for its current use.

              D. The Real Property contains One Hundred Thirty-One (131) rentable mobile home lots, with the minimum collected monthly gross rental income therefor for November 1995 being no less than $_______________________________ (to be inserted upon information becoming available to Seller).

              E. Except as set forth in the rent roll required by Section 4.A. of this Agreement, no Tenant has been granted any rent concession, no rents are prepaid for more than one (1) month in advance, and all installation and alteration work Seller is currently obligated to provide to Tenants pursuant to Leases has been performed.

              F. Seller will transfer the Property to Buyer free and clear of any all liens and encumbrances, other than those provided for pursuant to this Agreement (including the matters referenced in the Title Commitment).

              G. The Property will, at Closing, be in substantially the same operational condition as existed as of Opening of Escrow and Seller will, during the period prior to Closing, continue to operate the Property in substantially the same manner as conducted by Seller prior to Opening of Escrow (including maintenance of insurance and not entering into new Leases for periods in excess of one year).

              H. Governmental taxes and fees related to the Property or the operations of the Property, due and payable prior to the Closing, have been or will be timely paid by Seller.

              I. Except for the advertisement for the Property currently in the yellow pages , all maintenance, service and like Contracts are subject to cancellation upon not more than thirty (30) days notice to the contractor.

              J.  Seller is the owner of the Property.

              K. Execution of this Agreement and all documents to be executed pursuant to this Agreement (the "Closing Documents") by the signatory thereto, and performance by Seller of each and all of its obligations under this Agreement and the Closing Documents, has been duly authorized by Seller.

              L. Except for the abandoned septic tanks at the Property, to Seller's actual knowledge there are no storage tanks or hazardous substances located on the Property other than those common substances ordinarily located within a mobile home park.

              M. Execution and performance by Seller of each and all of its obligations under this Agreement and the Closing Documents does not breach or violate any law, agreement or other arrangement by which Seller is bound.

              N. Seller shall, at Closing, terminate its employees for the Property, and be responsible (and indemnify Buyer from any liability for) any and all claims from, and compensation or other benefits owing to, all employees of Seller while in Seller's employ.

              O. Seller will, at Closing at Seller's expense, terminate Seller's property management arrangement.

              P. Certain principals in Seller, including Van Anderson and Charles Irion, are both principals of certain of the Brokers (as herein defined) and brokers or real estate salespersons in Arizona, California or other jurisdictions.

              Q. Property Materials prepared by Seller are accurate and complete and do not misstate material facts. The Property Materials to be provided, or previously provided, by Seller to Buyer, to the extent prepared by third parties, are to the Seller's actual knowledge complete copies of such reports and other items.

The representations and warranties of Seller, as set forth in this Agreement, shall be deemed made as of the date of Opening of Escrow and the date of Closing, as an inducement for Buyer to complete the purchase of the Property under the terms of this Agreement, with Seller's liability thereunder to only extend to the extent Buyer initiates legal proceedings thereunder within one (1) year following the Closing; provided, that to the extent any such representation or warranty shall change following Opening of Escrow other than due to the affirmative action of Seller, Seller shall not have any liability thereunder provided Seller notifies Buyer of such change promptly following Seller becoming aware thereof.

          8.  BUYER'S REPRESENTATIONS.  Buyer represents and warrants to Seller
              -----------------------
     (which representations and warranties shall survive Closing):

              A. Execution of this Agreement and all Closing Documents by the signatory thereto, and performance by Buyer of each and all of its obligations under this Agreement and the Closing Documents, has been duly authorized by Buyer.

              B. Execution and performance by Buyer of each and all of its obligations under this Agreement and the Closing Documents does not breach or violate any law, agreement or other arrangement by which Buyer is bound.

          9.  ESCROW.  The Escrow for this transaction shall be through the
              ------
     national division of Lawyers Title Insurance Corporation ("Escrow Holder" or "Title Insurer"), 800 East Colorado Boulevard, Suite 250, Pasadena, California 91101 (Telephone: 818-792-8400; Fax: 818-304-0414). Seller and
     Buyer shall each execute such escrow instructions and other documents as shall be requested by Escrow Holder or Title Insurer to complete the transaction contemplated by this Agreement; provided, that this Agreement shall control to the extent of any conflict with those Escrow Instructions or other documents.

          10.  CLOSING EXPENSES AND PRORATIONS.  The following matters shall be
               -------------------------------
     prorated and transacted through Escrow, except as otherwise indicated, at Closing by Seller and Buyer:

              A. Seller shall pay the premium for a Standard Owners' Policy of Title Insurance issued in favor of Buyer in the amount of the Purchase Price by Title Insurer, with Buyer to be responsible for all requirements and additional cost for any additional title insurance coverage, whether by endorsement or separate policy, desired by Buyer.

              B. Seller and Buyer shall each pay one-half (1/2) of Escrow Holder's Escrow fees.

              C. Seller and Buyer shall each pay one-half (1/2) of all recording costs for this Escrow.

              D. Seller shall pay any delinquent real estate taxes, the existing financing on the Property, and any bonds or improvement assessments which are a lien on the Property as of the Opening of Escrow, with Buyer to pay for all such assessments first assessed following the Opening of Escrow.

              E. Buyer shall pay for all of its inspections, appraisals, engineering reports, surveys, environmental audit, confidential audit and similar matters, and indemnify Seller and the Property from any and all damages caused by Buyer or Buyer's agents, including mechanics' and materialmen's liens, deriving therefrom.

              F. Buyer shall receive all rents prepaid for the period following Closing and all refundable or unapplied Tenant deposits held by Seller.

              G. All Tenant rents actually paid and received by Seller shall be prorated to Closing, with Buyer to use its diligent and ordinary course of business efforts to collect any rents delinquent as of Closing, and to remit Seller's prorated portion thereof within ten
          (10) days following receipt by Buyer.

              H. All other Property-related expenses, including but not limited to utilities, Contract payments and similar matters shall be determined as of Closing and prorated; provided that:

                  1. To the extent such matters cannot be determined exactly as of Closing, such amounts shall be estimated for purposes of proration at Closing and, within ten (10) days following final amounts becoming known, Seller and Buyer will make appropriate adjusting payments to each other; and

                  2. Seller shall retain all utility and similar deposits, with Buyer to provide new or replacement deposits at Buyer's cost.

The provisions of this paragraph shall survive Closing.

          11. CLOSING DELIVERIES.  At Closing, all Closing Documents shall be
              ------------------
     completed, as appropriate (including dates and exhibits), and Seller and Buyer shall execute and/or deliver the following documents as indicated:

              A. Seller shall execute a Special Warranty Deed conveying the Real Property (Exhibit B completed to list Permitted Exceptions), and Assignment and Assumption of Leases and Contracts conveying the Leases and Contracts, and Assignment of Rights conveying the Intangible Property, and Bill of Sale conveying the Personal Property in the forms of Exhibit B, C, D and E attached hereto.

              B. Buyer shall execute the Assignment and Assumption of Leases and Contracts.

              C. Seller shall provide an updated Rent Roll, certified as of a date no earlier than five (5) days prior to Closing.

              D. Seller and Buyer shall each review and approve the Escrow Settlement Statement prepared by Escrow Holder.

              E. Seller shall provide a Non-Foreign Affidavit in compliance with Section 1445, Internal Revenue Code.

              F. Seller shall provide a letter to all Tenants advising of transfer of the Property to Buyer.

              G. Seller shall provide copies (originals if available) of all Tenant Leases, keys, Certificates of Title to vehicles and mobile homes, if any, contracts, plans, permits, licenses and studies and similar Property-related materials matters, to the extent within Seller's control.

          12. RISK OF LOSS.  Between the date of this Agreement and Closing,
              ------------
     the risk of ownership and loss of the Property shall belong to Seller except to the extent caused by Buyer, its representatives or agents. In the event of a "material" damage to or destruction of the Property (a "Loss") or a "material" condemnation or other governmental appropriation (a "Taking") of all or any portion of the Property prior to the Closing Date Seller shall promptly notify Buyer and Buyer may elect, by written notice given to Seller and Escrow Holder on or before the first to occur of ten
     (10) days after written notice from Seller of such event or the Closing Date, either: (I) to receive, at the Closing, an assignment of all Seller's rights to insurance and condemnation proceeds (with rent loss or similar proceeds pro rated as of the Closing) arising by reason of any Loss or Taking, and consummate the transaction without any reduction of the Purchase Price; or (ii) to cancel this Agreement and related Escrow, in which event Escrow Holder shall return to Buyer the Earnest Deposit, and neither Seller nor Buyer shall have any further obligation or responsibility to perform hereunder, except as otherwise specifically set forth herein. In the event Buyer fails to timely give Seller and Escrow Holder written notice of (I) or (ii) above, Buyer shall be deemed to have elected (ii) above. For purposes of this Section 12, a Loss shall be "material" if it involves damage or destruction costing in excess of $50,000.00 to repair or replace or if the occupancy of 13 or more tenants
     are disrupted and such disruption extends beyond the Closing Date.    For
     purposes of this Section 12, a Loss shall be "material" if a Taking shall be "material" if it shall materially and adversely affect the operation of the Property, including material reduction in or impairment of access, servicing, and like matters.

          13. BUYER'S DEFAULT.
              ---------------
          In the event Buyer at any time fails to comply with or perform any of the covenants, agreements or other obligations to be performed by Buyer under the terms of this Agreement at or prior to Closing (a "Pre-Closing Default"), Seller shall as its sole and exclusive remedy, be entitled to cancel this Agreement and related Escrow by giving Buyer and Escrow Holder written notice of cancellation, in which event Escrow Holder shall immediately pay to Seller the Earnest Deposit (including interest earned thereon) as full liquidated damages for Seller; provided: (a) the foregoing limitation shall not apply to the Inspection Indemnity or Brokerage Indemnity (as herein defined); (b) the foregoing limitation shall not apply if and to the extent Buyer initiates or pursues any Precluded Remedies; and
     (C) Buyer's liability under the Inspection Indemnity and Brokerage Indemnity shall be in addition to, and shall not be a part of or in lieu of, any right of Seller to receive, and obligation of Buyer to pay, the Earnest Deposit to Seller. The parties acknowledge that it is impossible to more precisely estimate the specific damage which would be suffered by Seller in the event of a Pre-Closing Default by Buyer hereunder, and expressly acknowledge, intend and agree that the delivery of the Earnest Deposit to Seller is an agreed and negotiated provision for liquidated damages and not a penalty. Seller and Buyer shall each have all rights and remedies allowed by applicable law from and after Closing.

     14. BROKERAGE.  If and when Closing occurs pursuant to this Agreement,
         ---------
Seller shall pay a commission to BVA Holdings, LLC and U.S. Park Investments pursuant to separate agreement, and Buyer shall pay a commission to National Realty Group pursuant to separate agreement (the "Brokers"). The Brokers shall not have any right to receive all or any portion of their commissions, whether from any Earnest Deposit received or retained by Seller or otherwise, in the event Closing does not occur pursuant to this Agreement. Joinder of Brokers shall not be required for any modification, amendment or termination of this Agreement. Buyer and Seller represent to each other that they have not dealt with any other real estate broker, agent or finder, with respect to this Agreement. Buyer and Seller shall each indemnify, defend and hold the other party harmless for, from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs resulting from any claim for a fee or commission by any other broker or finder claiming by or through the indemnifying party (the "Brokerage Indemnity"). This Brokerage Indemnity shall survive the cancellation of this Agreement and related Escrow and the Closing.

     15. NOTICES.  Any notice provided for by this Agreement and any other
         -------
notice or communication which either party may wish to send to the other shall be in writing and shall be deemed delivered: (a) upon personal delivery (which may be by facsimile transmission; (b) two (2) business days following deposit in the United States mail, registered or certified, return receipt requested; or
(C) one (1) business day following delivery to Federal Express or other similar express delivery service marked for next business day delivery in a properly sealed envelope and postage prepaid, in each event addressed to the party for whom such notice of communication is intended, at such party's address set forth below their respective signatures or at any other address provided in writing by such party to the other party by not less than ten (10) days prior written notice otherwise complying with this Section 15, with copies also to:

                   Robert L. Shaw, Esq.
                   Byrne, Beaugureau, Shaw,
                    Zukowski & Hancock, P.C.
                   2111 East Highland Avenue, Suite 255
                   Phoenix, Arizona  85016
                   Fax:  (602) 957-6935
                   Phone:  (602) 956-4438

     16. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
         ----------------------
inure to the benefit of Seller and Buyer and their respective successors and assigns; provided, that any such assignment by Buyer shall not in any event be effective and binding unless and until: (a) written notice thereof is given to Seller and Escrow Holder (which must be not later than ten (10) days prior to Closing); and (b) either Seller consents to such assignment, which may be withheld in Seller's sole and absolute discretion, or such assignment shall be to an entity effectively controlled by The Windsor Corporation or its affiliates (a "Permitted Assign").

     17. TIME AND LAW.  Time is of the essence of this Agreement.  This
         ------------
Agreement shall be interpreted under and controlled by Tennessee law.

     18. ATTORNEYS' FEES.  In the event any action shall be instituted by
         ---------------
either of the parties hereto for the enforcement of any of its rights or remedies in and under this Agreement (if allowed), the party in whose favor judgment shall be rendered therein shall be entitled to recover from the other party all costs incurred by said prevailing party in said action, including reasonable attorneys' fees, fixed by the court, and not by jury.

     19. TIME FOR PERFORMANCE.  Except as expressly provided for herein, the
         --------------------
time for performance of any obligation or taking any action under this Agreement shall be deemed to expire at 5:00 P.M., P.S.T. on the last day of the applicable time period provided for herein. A "business" day shall mean any day other than a Saturday, Sunday or holiday recognized by the State of Tennessee. If the time for performance under this Agreement occurs on a day other than a business day, the time for performing shall be extended to the next succeeding business day.

     20. ENTIRE AGREEMENT AND RECORDATION.  This Agreement constitutes the
         --------------------------------
entire agreement between the parties pertaining to the Property, and supersedes all prior agreements and understandings of the parties in connection therewith. No oral agreements or understandings between the parties shall be binding upon them. Buyer shall not record, or cause recordation of this Agreement or any memorandum or any evidence hereof.

     21. HEADINGS; COUNTERPARTS.  The headings of this Agreement are for
         ----------------------
purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     22. TAX DEFERRED EXCHANGE.  Buyer ("Accommodator") shall cooperate with
         ---------------------
Seller ("Requesting Party") in effectuating disposition of the Property pursuant to a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as and if amended (an "Exchange"), subject to the following limitations:

             A. The Requesting Party shall have the right to proceed with an Exchange at any time prior to the Closing Date, provided it gives reasonable advance notice of its desire to have Accommodator participate in the Exchange, together with each and all of the documents to be executed by Accommodator with respect to the Exchange.

              B. Neither the Closing, nor consummation of any other aspect of this Agreement, shall in any way be predicated or conditioned on the Exchange or completion thereof.

              C. Any documents to be executed by Accommodator in connection with an Exchange shall not cause Accommodator to incur any additional cost, expense or liability.

              D. Accommodator shall have the right, as a condition to participation in the Exchange, to require Requesting Party to provide advance payment to Accommodator of the reasonably anticipated extra costs, including attorneys' fees, to be incurred by Accommodator solely by reason of participation in the Exchange.

              E. Accommodator does not make any representation or warranty to Requesting Party or any other third party, including state or federal tax authorities, that the Exchange will qualify for any particular or deferred tax treatment.

              F. Requesting Party shall indemnify and hold Accommodator harmless for, from and against any and all liability, damages, or costs, including actual attorneys' fees, incurred or that may be incurred by Accommodator by virtue of Accommodator's participation in the Exchange.

              G. The Exchange shall not in any limit, terminate or otherwise effect all or any of any party's rights or obligations, under this Agreement.

     23.  NO OTHER WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
          -----------------
BUYER ACKNOWLEDGES THAT SELLER IS SELLING THE PROPERTY "AS IS" AND THAT NEITHER SELLER NOR ITS AGENTS HAVE MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, REGARDING ANY MATTER PERTAINING TO THE PROPERTY OR ITS USE INCLUDING: (I) THE PHYSICAL CONDITION, ZONING, USE, VALUE, INTENDED USE, OR OTHER CONDITION OF THE PROPERTY; (II) ITS MERCHANTABILITY; (III) ITS FITNESS FOR A PARTICULAR PURPOSE; (IV) THE PHYSICAL CONDITION, ZONING, USE, VALUE, INTENDED USE, OR OTHER CONDITION OF ANY NEIGHBORING PROPERTY; OR (V) THE CLASSIFICATION OF THE PROPERTY FOR DETERMINING THE ASSESSED VALUE OF THE PROPERTY FOR AD VALOREM TAX PURPOSES. BUYER HAS HAD AMPLE OPPORTUNITY TO INSPECT THE PROPERTY AND HAS AGREED TO PURCHASE IT IN ITS CONDITION AS OF CLOSING. BUYER AGREES THAT IT WILL NOT ATTEMPT TO ASSERT ANY CLAIM OR LIABILITY AGAINST SELLER FOR FURNISHING THE PROPERTY MATERIALS OR FOR ANY MATTER CONTAINED IN THE PROPERTY MATERIALS. BUYER WAIVES, AND RELEASES SELLER FROM, PRIVATE RIGHTS OF ACTION UNDER FEDERAL, STATE, LOCAL AND COMMON LAW, INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT, WHICH BUYER MAY HAVE AGAINST SELLER ARISING OUT OF THE PRESENCE OF HAZARDOUS WASTE ON THE PROPERTY WHICH IS SPECIFICALLY DISCLOSED BY THE PHASE 1 ENVIRONMENTAL REPORT WHICH BUYER WILL HAVE PREPARED PRIOR TO THE CLOSING OR ARISING OUT OF THE PHYSICAL CONDITION OF THE PROPERTY OR ANY ADJACENT PROPERTY WHICH IS SPECIFICALLY DISCLOSED BY THE PHASE 1 ENVIRONMENTAL REPORT WHICH BUYER WILL HAVE PREPARED PRIOR TO THE CLOSING.

                      "SELLER

                      TRAILMONT MHP, LTD., a California limited partnership



                         /s/  Charles G. Irion
                      ---------------------------------------------------------
                      By: U.S. Park Financial, a California General Partnership
                      As: General Partner
                      By: Charles G. Irion, General Partner

                      Address:  3515 N. 12th Street, Suite 1
                                Phoenix, AZ 85014
                      Phone:    (602) 230-0595
                      Fax:      (602) 230-0596

                      TRAILMONT MHP, LTD., a California limited partnership



                         /s/  Van Anderson
                      ----------------------------------------------------------
                      By: U.S. Park Financial, a California General Partnership
                      As: General Partner
                      By: Van Anderson, General Partner

                      Address:  2149 Firethorn Glen
                                Escondido, CA 92027
                      Fax:      (619) 741-0473
                      Phone:    (619) 741-7398


                      "BUYER"

                      WINDSOR PARK PROPERTIES 3,
                      A California Limited Partnership


                         /s/  Andrew Kean
                      ----------------------------------------------------------
                      By: The Windsor Corporation, a California Corporation
                      As: General Partner
                      By: Andrew Kean, General Counsel

                      WINDSOR PARK PROPERTIES 4,
                      A California Limited Partnership


                         /s/  Andrew Kean
                      ----------------------------------------------------------
                      By: The Windsor Corporation, a California Corporation
                      As: General Partner
                      By: Andrew Kean, General Counsel

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WINDSOR PARK PROPERTIES 3
                                          (A California Limited Partnership)
                                          --------------------------------------
                                                        (Registrant)



                                          By  /s/ John A. Coseo, Jr.
                                              ----------------------------------
                                              JOHN A. COSEO, JR.
                                              General Partner


Date:  January 26, 1996